SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement	[ ]	Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials

State Farm Mutual Fund Trust
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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[First Piece of Additional Proxy Solicitation Materials.]

TITLE
State Farm Mutual Funds® Shareholder Meeting and Proxy

BODY
In early March, shareholders of the State Farm Mutual Funds, including the State Farm Mutual Fund Trust, State Farm Associates’ Funds Trust, and State Farm Variable Product Trust (collectively “the Trusts”), received proxy solicitation materials seeking their approval of a number of proposals that will be considered at a shareholder meeting on June 12, 2015.*

As we grow scale and look for ways to help more customers meet their investment needs by investing in State Farm Mutual Funds, we believe that the proposals described in the proxy-related links below, if adopted, could benefit shareholders by refreshing the Trusts’ Boards of Trustees, providing a simpler fund structure for the Mutual Fund Trust LifePath® Funds, offering greater flexibility in operating the funds, and lowering expenses for the same LifePath Funds. State Farm Investment Management Corp. (SFIMC), investment adviser to the Trusts, urges shareholders to vote in favor of each applicable proposal, including:

Vote of Trustees
●Applies to shareholders of all three Trusts.
●Shareholders will vote for the nine persons nominated for the Trusts’ Board of Trustees. Eight of these nine persons are currently members of this Board.
Grant “manager of managers” authority
●Applies to shareholders of the Mutual Fund Trust State Farm LifePath 2020® Fund, State Farm LifePath 2030® Fund, and the State Farm LifePath 2040® Fund, which are the three LifePath Funds that don’t already have this authority.
●SFIMC serves as investment adviser to the Trusts. Manager of managers authority will allow the flexibility for SFIMC, with the approval of the Mutual Fund Trust’s Board of Trustees, to change a fund sub-adviser without incurring the expense of holding a shareholder meeting.
Approve a new sub-advisory agreement with BlackRock Fund Advisors (BFA)
●Applies to shareholders of these same three LifePath Funds that don’t already have manager of managers authority.
●This proposal will ask shareholders to approve a new sub-advisory agreement with BFA. This will allow SFIMC to simplify the structure of the LifePath Funds and to pass along expense savings for the benefit of LifePath Fund shareholders.

We encourage shareholders to review their proxy materials and vote by mail, phone, or online. To learn more about the shareholder meeting and the proposals to be addressed at that meeting, please call the Mutual Funds Response Center at 1-800-447-4930, contact your State Farm agent, and/or access the proxy-related links below.

If you need a replacement proxy voting ballot, please call 1-866-612-1825. If you have any other questions, please call the Mutual Funds Response Center at 1-800-447-4930.

* Shareholders as of the record date of February 12, 2015.

<links>
Proxy Statements (w/ Q&A sections)
MFT
VPT
AFT

Proxy Cards (Examples)
MFT
VPT
AFT

Disclosures

Before investing, consider the funds' investment objectives, risks, charges and expenses. Contact State Farm VP Management Corp (1-800-447-4930) for a prospectus or summary prospectus containing this and other information. Read it carefully.

LifePath Funds are target-date portfolios whose investment objectives are adjusted over time to be more conservative as the target date (date the investor plans to start withdrawing their funds) approaches. The principal value of the fund(s) is not guaranteed at any time, including at the target date.

Securities are not FDIC insured, are not bank guaranteed and are subject to investment risk, including possible loss of principal.

LifePath and LifePath followed by 2020, 2030, 2040 and 2050 are all registered trademarks of BlackRock Institutional Trust Company, N.A. State Farm VP Management Corp. is a separate entity from those State Farm entities which provide banking and insurance products.

AP2015/02/0441

[Second Piece of Additional Proxy Solicitation Materials]

State Farm® issued a proxy solicitation in February seeking shareholder approval of a number of initiatives being considered during the shareholder meeting on June 12, 2015.

We encourage you to review the proxy material and vote by mail, phone, or online.

[Third Piece of Additional Proxy Solicitation Materials.]

Vote by Proxy

Three proposals will be addressed at a June 12, 2015 meeting of the shareholders of State Farm Mutual Fund Trust, State Farm Variable Product Trust and State Farm Associates’ Funds Trust.

If adopted, these proposals may benefit investors by refreshing the Trusts’ Board of Trustees, providing a simpler fund structure for the State Farm Mutual Fund Trust LifePath® Funds, offering greater flexibility in operating the funds, and lowering expenses for the same LifePath Funds.

What’s Being Proposed

Shareholder vote for a Board of Trustees – Shareholders of each Trust are being asked to elect a Board of Trustees. Nine persons have been nominated for the Trusts’ Board of Trustees, while eight of these nine nominees currently are members of the Board of Trustees.

Grant “manager of managers” authority – Applies to shareholders of the State Farm Mutual Fund Trust LifePath Funds that don’t already have manager of managers authority (the State Farm LifePath 2020® Fund, State Farm LifePath 2030® Fund, and the State Farm LifePath 2040® Fund). State Farm Investment Management Corp. (SFIMC) serves as investment advisor to the Trusts. Manager of managers authority will allow the flexibility for SFIMC, with the approval of the Mutual Fund Trust’s Board of Trustees, to change a fund sub-advisor without incurring the expense of holding a shareholder meeting.

Approve a sub-advisory agreement with BlackRock Fund Advisors (BFA) – Applies to shareholders of those same LifePath Funds that don’t already have manager of managers authority. This proposal will ask shareholders to approve a new sub-advisory agreement with BFA. This will allow SFIMC to simplify the structure of the LifePath Funds and to pass along expense savings for the benefit of LifePath Fund shareholders.

Shareholders of State Farm Mutual Fund Trust and State Farm Associates’ Funds Trust will receive proxy materials in the mail.* State Farm variable product contract holders will also receive proxy materials in the mail related to the State Farm Variable Product Trust shareholder meeting.

“The Board of Trustees has unanimously agreed the proposals are in the best interest of our shareholders,” says Scott Hintz, AVP – Mutual Funds. “If passed, the proposals will lead to simplification of our product offering to customers, specifically for the LifePath Funds. And, lower operating expenses for the LifePath Funds means we can share that cost savings with customers by keeping products competitively priced.”

Registered representative agents received information on the shareholder meeting and related proxy, with additional details now available for them on the ABS Message Center. Customer-facing documents are posted on statefarm.com® with details about the voting process and proposals up for consideration.

* Shareholders as of the record date of February 12, 2015.

Disclosures

Before investing, consider the funds' investment objectives, risks, charges and expenses. Contact State Farm VP Management Corp (1-800-447-4930) for a prospectus or summary prospectus containing this and other information. Read it carefully. AP2015/02/0449

Securities, insurance and annuity products are not FDIC insured, are not bank guaranteed and are subject to investment risk, including possible loss of principal.

LifePath®, LifePath 2020®, LifePath 2030®, and LifePath 2040® are registered trademarks of BlackRock Institutional Trust Company, N.A.

LifePath Funds are target-date portfolios whose investment objectives are adjusted over time to be more conservative as the target date (date the investor plans to start withdrawing their funds) approaches. The principal value of the fund(s) is not guaranteed at any time, including at the target date.

State Farm VP Management Corp. is a separate entity from BlackRock Fund Advisors (BFA), the sub-adviser to the State Farm S&P 500 Index Fund and the investment adviser to the master portfolios in which each State Farm LifePath Fund currently invests.